UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2008
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in charter)

Bermuda	1-31339	98-0371344
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

515 Post Oak Blvd., Suite 600, Houston, Texas (Address of Principal Executive Offices)		77027-3415 (Zip Code)
Registrant’s telephone number, including area code: (713) 693-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
In September 2007, we announced that we had made a strategic decision to discontinue doing business through our foreign subsidiaries in countries that are subject to U.S. economic and trade sanctions, including Cuba, Iran, Sudan and Syria, and that we would begin an orderly discontinuation and winding down of our existing businesses in those sanctioned countries. We have accelerated our process of winding down those businesses and expect that we will completely withdraw from those countries by March 31, 2008.
We expect to incur a first quarter charge for certain exit costs in connection with these withdrawals, specifically relating to writing off unrecoverable assets and incurring liabilities under performance bonds and guarantees for unfinished projects. We currently estimate that the charge for these costs will be between $40 and $55 million. We may incur additional costs in the future in connection with these withdrawals, including labor claims, contractual claims, penalties assessed by customers, and costs, fines, taxes and penalties assessed by the local governments. We cannot estimate the timing or amount, if any, of these potential costs.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Dated: March 18, 2008	/s/ ANDREW P. BECNEL
Andrew P. Becnel,
Senior Vice President and Chief Financial Officer